UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2009

Coastal Banking Company, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-28333	58-2455445
(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina	29902
(Address of principal executive offices)	(Zip Code)

(843) 522-1228

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2009, CBC National Bank (the “Bank”), the wholly-owned subsidiary of Coastal Banking Company, Inc. (the “Company”), entered into an executive supplemental income agreement (the “Agreement”) with Paul Garrigues, Chief Financial Officer. The terms and conditions set forth in the Agreement provide for potential retirement income.

Pursuant to the Agreement, if Mr. Garrigues remains in continuous service with the Bank until reaching the normal retirement age of 68, he is entitled to monthly benefit payments equal to $5,000 each for a period of 180 months, commencing with the calendar month following the month in which he actually retires. If Mr. Garrigues becomes subject to a disability (as defined in the Agreement) prior to his normal retirement age while in the continuous service of the Bank, an amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation will be amortized and paid to him as a disability benefit over 180 months commencing with the calendar month following the month in which he terminates employment due to the disability. If Mr. Garrigues’ death occurs prior to his normal retirement age while in the continuous service of the Bank or during a period of disability for which no disability benefit is payable, his designated beneficiary will be paid a death benefit in the form of monthly payments equal to $5,000 each for a period of 180 months commencing with the calendar month following the month of his death. In the event of a change in control (as defined in the Agreement) while in the continuous service of the Bank, Mr. Garrigues becomes vested in a benefit no less than the amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation, increased by no less than future interest accruals. In the event of a termination of employment following a change in control, the vested benefit would be paid in monthly installments for a period of 180 months commencing with the calendar month following the month of his termination of employment. Prior to a change in control, unpaid benefits under the Agreement are forfeited if Mr. Garrigues breaches certain restrictive covenants pertaining to competition, use of proprietary information or the making of disparaging remarks.

The Agreement with Mr. Garrigues may be terminated by the Bank unilaterally at any time; however, any termination, except for cause, will cause Mr. Garrigues to become fully vested in an amount equal to the financial accounting liability then accrued by the Bank for the retirement obligation.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
10.1	Executive Supplemental Income Agreement, by and between CBC National Bank and Paul Garrigues, dated May 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: April 19, 2010

By:	/s/ Paul Garrigues
Paul Garrigues
Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Executive Supplemental Income Agreement, by and between CBC National Bank and Paul Garrigues, dated May 1, 2009.